Exhibit 5.1
Stradling Yocca Carlson & Rauth

A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000	SAN FRANCISCO OFFICE 44 MONTGOMERY STREET, SUITE 4200 SAN FRANCISCO, CALIFORNIA 94104 TELEPHONE (415) 283-2240 FACSIMILE (415) 283-2255
FACSIMILE (949) 725-4100
SANTA BARBARA OFFICE 302 OLIVE STREET SANTA BARBARA, CALIFORNIA 93101 TELEPHONE (805) 564-0065 FACSIMILE (805) 564-1044

SANTA MONICA OFFICE
233 WILSHIRE BOULEVARD, SUITE 830
SANTA MONICA, CALIFORNIA 90401
TELEPHONE (310) 437-2797
FACSIMILE (310) 451-6240
June 8, 2006
Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, California 94587
          Re: Registration Statement on Form S-8
Ladies and Gentlemen:
          At your request, we have examined the form of Registration Statement on Form S-8 (the “Registration Statement”) being filed by Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 6,250,000 shares of the Company’s common stock, no par value, reserved for issuance under the Company’s 2006 Equity Incentive Award Plan (the “2006 Plan”) and 1,500,000 shares of the Company’s common stock, no par value, reserved for issuance under the Company’s 2003 Employee Stock Purchase Plan (the “ESPP”) (the shares being registered under the 2006 Plan and the ESPP are collectively referred to herein as the “Shares”).
          We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.
          Based on the foregoing, it is our opinion that the issuance of the Shares against full payment in accordance with the respective terms and conditions of the Plan and the ESPP will be legally and validly issued, fully paid and nonassessable.
          We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth